FORM 8-K SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): November 28, 2001
TELEPHONE AND DATA SYSTEMS, INC. (Exact name of registrant as specified in its charter)
Deleware (State or other jurisdiction of incorporation)	1-14157 (Commission File Number)	36-2669023 (IRS Employer Identification No.)

30 North LaSalle Street, Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

Registrant's telephone number, including area code: (312) 630-1900
Not Applicable (Fomer name or former address, if changed since last report)

Item 5.  Other Events.

     Telephone and Data Systems, Inc. announced that it has priced a public offering of $500 million of 7.60% Series A Notes due 2041. This Current Report on Form 8-K is being filed for the purpose of filing the news release issued by Telephone and Data Systems, Inc. on November 28, 2001 relating to such announcement as an exhibit. Also included as exhibits are certain agreements related to the Note offering.

Item 7.  Exhibits

(c)    Exhibits

     In accordance with the provisions of Item 601 of Regulation S-K, attached as Exhibits 1.1 and 4.1 respectively, are the following which are each incorporated by reference herein:

Exhibit No.	Description

1.1	Underwriting Agreement dated as of November 28, 2001 among the Registrant and the Underwriters named therein, relating to the Registrant’s 7.60% Series A Notes due 2041.

4.1	First Supplemental Indenture dated as of November 28, 2001 between the Registrant and BNY Midwest Trust Company, including Form of Note relating to the Registrant’s 7.60% Series A Notes due 2041, is incorporated by reference to the Registrant’s Form 8-A filed on November 28, 2001.

99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date: December 3, 2001

By: /s/ D. Michael Jack

D. Michael Jack, Vice President and Controller (Principal Accounting Officer)

3 EXHIBIT INDEX The following exhibits are filed herewith as noted below.

Exhibit No.	Description

1.1	Underwriting Agreement dated as of November 28, 2001 among the Registrant and the Underwriters named therein, relating to the Registrant’s 7.60% Series A Notes due 2041.

4.1	First Supplemental Indenture dated as of November 28, 2001 between the Registrant and BNY Midwest Trust Company, including Form of Note relating to the Registrant’s 7.60% Series A Notes due 2041, is incorporated by reference to the Registrant’s Form 8-A filed on November 28, 2001.

99.1	Press Release

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